The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-224464
333-224464-01

SUBJECT TO COMPLETION, DATED May 21, 2019

Prospectus Supplement to Prospectus dated May 17, 2019

€

Becton Dickinson Euro Finance S.à r.l.

€             % Notes due 20
€             % Notes due 20
€             % Notes due 20
Fully and Unconditionally Guaranteed by

Becton, Dickinson and Company

Becton Dickinson Euro Finance S.à r.l. (the “Issuer”) is offering (i) €       aggregate principal amount of its       % Notes due 20    (the “20    notes”), (ii) €       aggregate principal amount of its       % Notes due 20    (the “20    notes”) and (iii) €       aggregate principal amount of its       % Notes due 20    (the “20    notes” and, together with the 20    notes and the 20    notes, the “notes”). Interest on the notes will be payable in cash annually in arrears on    of each year, beginning on       , 2020. The 20    notes will mature on       , 20    , the 20    notes will mature on          , 20    and the 20    notes will mature on       , 20    .

The Issuer may redeem the notes, at its option, in whole or in part at any time at the applicable redemption prices described in this prospectus supplement. See “Description of Notes—Optional Redemption.” In addition, the Issuer may redeem the notes in whole, but not in part, at any time in the event of certain changes in the laws of a relevant Taxing Jurisdiction (as defined herein). See “Description of Notes—Redemption for Tax Reasons.” If a change of control triggering event occurs as described in this prospectus supplement under the heading “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” the Issuer will be required to offer to purchase the notes from the holders.

We expect to use the net proceeds of this offering and cash on hand to (i) repay at maturity all of the outstanding principal amount of Maturing Notes (as defined herein) and (ii) fund the purchase price for the Tender Notes (as defined herein), and in each case to pay accrued interest and related fees, premiums and expenses in connection therewith. See “Recent Developments.” This offering is not contingent on the consummation of the Tender Offers (as defined herein).

The notes will be the Issuer’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of the Issuer’s other senior unsecured indebtedness from time to time outstanding. The notes will be fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by Becton, Dickinson and Company (“BD”), the indirect parent company of the Issuer. BD’s guarantees will be senior unsecured obligations of BD and will be pari passu in right of payment with all of BD’s other senior unsecured indebtedness and guarantees from time to time outstanding. The notes will be issued in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof.

Each series of the notes constitutes a new issue of securities for which there is no established trading market. The Issuer has applied to list the notes on the New York Stock Exchange (“NYSE”).

Investing in the notes involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-9 and in BD’s latest Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement (as such risk factors may be updated from time to time in BD’s public filings).

None of the Securities and Exchange Commission (the “SEC”), the Luxembourg Financial Sector Supervisory Authority (the Commission de Surveillance du Secteur Financier) or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

Initial public offering price	Underwriting discounts			Proceeds, before expenses, to Becton, Dickinson
Per Note	Total	Per Note	Total	Per Note	Total
% Notes due 20%	€(1)%		€	%	€
% Notes due 20%	€(1)%		€	%	€
% Notes due 20%	€(1)%		€	%	€
(1)	Plus accrued interest on the notes from , 2019, if settlement occurs after that date.

The underwriters expect to deliver the notes to purchasers in book-entry form through the facilities of Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank SA/NV (“Euroclear”) against payment on or about          , 2019.

Joint Book-Running Managers

Barclays	Goldman Sachs International	J.P. Morgan

The date of this prospectus supplement is       , 2019

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Neither we nor the underwriters have authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is expected that delivery of the notes will be made against payment therefor on or about         , 2019, which is the U.S. business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the            business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+         , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of notes. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information and Incorporation by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.

Pursuant to Rule 3-10(b) of Regulation S-X (“Rule 3-10(b)”), this prospectus supplement does not contain or incorporate by reference separate financial statements for the Issuer because it is a subsidiary of BD that is 100% owned by BD, and BD files consolidated financial information under the Exchange Act. The Issuer is a “finance subsidiary” of BD as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of the Issuer are consolidated in the financial statements of BD.

As used in this prospectus supplement, the terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including the Issuer, except where it is made clear that the terms mean Becton, Dickinson and Company or the Issuer only.

References herein to “$” and “dollars” are to the lawful currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. The financial information presented or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).

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STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, BARCLAYS BANK PLC IN ITS ROLE AS STABILIZING MANAGER (THE “STABILIZING MANAGER”) FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND DIRECTIVES, OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Selling Restrictions.”

MIFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation / Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”), as implemented in the Member States of the EEA from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive.

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Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to or otherwise communicated with, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Any purchaser or holder of the notes or any interest therein represents by its purchase and holding of the notes that it either (1) is not (A) a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or an individual retirement account, Keogh plan or any other plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (B) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is not subject to the requirements of ERISA or the Code but is subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”) or (C) an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or under any applicable Similar Laws.

Notice to Prospective Investors in the Grand Duchy of Luxembourg

This prospectus supplement and accompanying prospectus have not been approved by and will not be submitted for approval to the Luxembourg Financial Services authority (Commission de Surveillance du Secteur Financier) (the “CSSF”) for purposes of public offering or sale in the grand duchy of Luxembourg. Accordingly, the notes may not be offered or sold to the public in the grand duchy of Luxembourg, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus, nor any other offering circular, prospectus, form of application, advertisement or other material related to such offer may be distributed, or otherwise be made available in or from, or published in, the grand duchy of Luxembourg except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the law of July 10, 2005 on prospectus for securities, as amended from time to time (the “Prospectus Law”).

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information BD files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that BD files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus supplement until the termination of the offering under this prospectus supplement:

(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(b)	the portions of BD’s Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the SEC on December 3, 2018 that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(c)	BD’s Quarterly Reports on Form 10-Q for the three months ended December 31, 2018 and March 31, 2019; and
(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 3, 2018, January 24, 2019 and May 20, 2019.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding BD’s strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address BD’s future operating performance or events or developments that BD expects or anticipates will occur in the future are forward-looking statements.

Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from BD’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, BD undertakes no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

The following are some important factors that could cause BD’s actual results to differ from BD’s expectations in any forward-looking statements. For further discussion of certain of these factors, see “Risk Factors” in this prospectus supplement and in BD’s 2018 Annual Report on Form 10-K, and BD’s future filings with the SEC. See “Where You Can Find More Information and Incorporation by Reference.”

•	Weakness in the global economy and financial markets, which could increase the cost of operating BD’s business, weaken demand for BD’s products and services, negatively impact the prices BD can charge for its products and services, or impair BD’s ability to produce its products.
•	Competitive factors that could adversely affect BD’s operations, including new product introductions and technologies (for example, new forms of drug delivery) by BD’s current or future competitors, consolidation or strategic alliances among healthcare companies, distributors and/or payers of healthcare to improve their competitive position or develop new models for the delivery of healthcare, increased pricing pressure due to the impact of low-cost manufacturers, patents attained by competitors (particularly as patents on BD’s products expire), and new entrants into BD’s markets.
•	Risks relating to BD’s acquisition of C. R. Bard, Inc., a New Jersey corporation (“Bard”), including BD’s ability to successfully combine and integrate the Bard operations in order to obtain the anticipated benefits and costs savings from the transaction, and the significant additional indebtedness BD incurred in connection with the financing of the acquisition and the impact this increased indebtedness may have on BD’s ability to operate the combined company.
•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates.
•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on BD’s operating performance.
•	BD’s ability to achieve its projected level or mix of product sales, as BD’s earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others.
•	Changes in reimbursement practices of third-party payers or adverse decisions relating to BD’s products by such payers, which could reduce demand for BD’s products or the price BD can charge for such products.
•	The impact of the medical device excise tax under the Patient Protection and Affordable Care Act in the United States. While this tax has been suspended through December 31, 2019, it is uncertain whether the suspension will be extended beyond that date.
•	Healthcare reform in the U.S. or in other countries in which BD does business that may involve changes in government pricing and reimbursement policies or other cost containment reforms.

S-vi

•	Changes in the domestic and foreign healthcare industry or in medical practices that result in a reduction in procedures using BD’s products or increased pricing pressures, including the continued consolidation among healthcare providers and trends toward managed care and healthcare cost containment.
•	The impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare, and international trade, including import and export regulation and international trade agreements. Recently, the U.S., China and other countries have imposed tariffs on certain products imported into their respective countries. Additional tariffs or other trade barriers imposed by the U.S., China or other countries could adversely impact BD’s supply chain costs or otherwise adversely impact BD’s results of operations.
•	Fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components used in BD’s products, the ability to maintain favorable supplier arrangements and relationships (particularly with respect to sole-source suppliers), and the potential adverse effects of any disruption in the availability of such items.
•	Security breaches of BD’s information technology systems or its products, which could impair BD’s ability to conduct business, result in the loss of BD’s trade secrets or otherwise compromise sensitive information of BD or its customers, suppliers and other business partners, or of customers’ patients, or result in product efficacy or safety concerns for certain of BD’s products, and result in actions by regulatory bodies or civil litigation.
•	Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, successfully complete clinical trials, obtain regulatory approvals in the United States and abroad, obtain intellectual property protection for BD’s products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product. Delays in obtaining necessary approvals or clearances from U.S. Food and Drug Administration (“FDA”) or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs.
•	The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and BD’s ability to successfully integrate any business it may acquire.
•	BD’s ability to penetrate or expand its operations in emerging markets, which depends on local economic and political conditions, and how well BD is able to make necessary infrastructure enhancements to production facilities and distribution networks. BD’s international operations also increase BD’s compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws.
•	Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, trade barriers, restrictions on the ability to transfer capital across borders, difficulties in protecting and enforcing BD’s intellectual property rights and governmental expropriation of assets. This includes the possible impact of the United Kingdom’s exit from the European Union, which has created uncertainties affecting BD’s business operations in the United Kingdom and the EU.
•	Deficit reduction efforts or other actions that reduce the availability of government funding for healthcare and research, which could weaken demand for BD’s products and result in additional pricing pressures, as well as create potential collection risks associated with such sales.
•	Fluctuations in university or U.S. and international governmental funding and policies for life sciences research.
•	Fluctuations in the demand for products BD sells to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise.

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•	The effects of events that adversely impact BD’s supply chain, including its ability to manufacture its products (particularly where production of a product line is concentrated in one or more plants) or source materials or components from suppliers (including sole-source suppliers) that are needed for such manufacturing, or BD’s ability to provide products to its customers, including events that impact key distributors.
•	Pending and potential future litigation or other proceedings asserting, and/or subpoenas seeking information with respect to, alleged violations of law (including in connection with federal and/or state healthcare programs (such as Medicare or Medicaid) and/or sales and marketing practices (such as investigative subpoenas and the civil investigative demands received by BD and Bard)), antitrust claims, product liability (which may involve lawsuits seeking class action status or seeking to establish multi-district litigation proceedings, including claims relating to BD’s hernia repair implant products, surgical continence products for women and vena cava filter products), claims with respect to environmental matters, and patent infringement, and the availability or collectability of insurance relating to any such claims.
•	New or changing laws and regulations affecting BD’s domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls, and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the U.S. and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require BD to re-register products already on the market or otherwise impact BD’s ability to market its products. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase BD’s costs of operations or necessitate changes in BD’s manufacturing plants or processes or those of BD’s suppliers, or result in liability to BD.
•	Product efficacy or safety concerns regarding BD’s products resulting in product holds or recalls, regulatory action on the part of the FDA or foreign counterparts (including restrictions on future product clearances and civil penalties), declining sales and product liability claims, and damage to BD’s reputation. As a result of BD’s acquisition of CareFusion Corporation (“CareFusion”) in which BD acquired a 100% interest in CareFusion, BD is operating under a consent decree with the FDA relating to BD’s U.S. infusion pump business. The consent decree authorizes the FDA, in the event of any violations in the future, to order BD to cease manufacturing and distributing products, recall products or take other actions, and BD may be required to pay significant monetary damages if BD fails to comply with any provision of the consent decree. Also, in March 2019, the FDA issued a letter to healthcare professionals regarding the use of paclitaxel-coated devices in treatment of peripheral artery disease, advising clinicians to consider using alternative options. BD is assuming that the FDA letter will lead to a fifty percent decrease in the use of BD’s drug-coated balloons for the balance of fiscal year 2019, although the actual impact could be greater. The extent and duration of the impact beyond fiscal year 2019 is difficult to predict.
•	The effect of adverse media exposure or other publicity regarding BD’s business or operations, including the effect on BD’s reputation or demand for its products.
•	The effect of market fluctuations on the value of assets in BD’s pension plans and on actuarial interest rate and asset return assumptions, which could require BD to make additional contributions to the plans or increase BD’s pension plan expense.
•	BD’s ability to obtain the anticipated benefits of restructuring programs, if any, that BD may undertake.
•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

The foregoing list sets forth many, but not all, of the factors that could impact BD’s ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

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SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and “Part I, Item 1A—Risk Factors” in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (as such risk factors may be updated from time to time in BD’s public filings, including in BD’s Quarterly Reports on Form 10-Q incorporated by reference herein).

Becton Dickinson Euro Finance S.à r.l.

The Issuer is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. The Issuer’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.

All of the shares of the Issuer are owned indirectly by BD.

The Issuer’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. The Issuer holds no material assets and does not engage in any other business activities or operations.

Becton, Dickinson and Company

BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD provides customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. BD works in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.

BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.

Recent Developments

Concurrent Tender Offers for Notes

On May 20, 2019, BD commenced a series tender offers (the “Tender Offers”) to purchase for cash, subject to prioritized acceptance levels and series-specific aggregate principal caps, up to a specified aggregate principal amount of BD’s 5.000% notes due 2040 (the “5.000% 2040 Notes”), 4.875% notes due 2044 (the “4.875% 2044 Notes”), 4.685% notes due 2044 (the “4.685% 2044 Notes”), 3.700% notes due 2027 (the “3.700% 2027 Notes”), 3.734% notes due 2024 (the “3.734% 2024 Notes”), 4.669% notes due 2047 (the “4.669% 2047 Notes”) and 2.894% notes due 2022 (the “2.894% 2022 Notes” and together with the 5.000% 2040 Notes, the 4.875% 2044 Notes, the 4.685% 2044 Notes, the 3.700% 2027 Notes, the 3.734% 2024 Notes and the 4.669% 2047 Notes, the “Tender Notes”). The Tender Offers are being made upon the terms and conditions set forth in BD’s offer to purchase, dated May 20, 2019, as it may be amended from time to time (the “Offer to Purchase”).

The Tender Offers are initially scheduled to expire at 11:59 p.m., New York City time on June 18, 2019, unless extended (the “Tender Expiration Date”), and holders who validly tender their Tender Notes prior to the Tender Expiration Date will receive the consideration set forth in the Offer to Purchase. Holders who validly tender their Tender Notes before the early tender date (currently prior to or at 5:00 p.m., New York City time, on

June 3, 2019) will also receive the “early tender payment” set forth in the Offer to Purchase. Subject to applicable law and the terms of the applicable indenture governing the Tender Notes, holders are permitted to withdraw their tendered Tender Notes at any time prior to 5:00 p.m., New York City time, on June 3, 2019.

As of May 20, 2019, the following aggregate principal amounts of Tender Notes were outstanding:

•	$300,000,000 aggregate principal amount of the 5.000% 2040 Notes;
•	$299,877,000 aggregate principal amount of the 4.875% 2044 Notes;
•	$1,200,000,000 aggregate principal amount of the 4.685% 2044 Notes;
•	$2,400,000,000 aggregate principal amount of the 3.700% 2027 Notes;
•	$1,375,000,000 aggregate principal amount of the 3.734% 2024 Notes;
•	$1,500,000,000 aggregate principal amount of the 4.669% 2047 Notes; and
•	$1,800,000,000 aggregate principal amount of the 2.894% 2022 Notes.

The Tender Offers are subject to a number of conditions that may be waived or changed, including a financing condition pursuant to which BD will not be required to accept for purchase any Tender Notes that are tendered in the Tender Offers if BD does not receive funds necessary from this offering to purchase such Tender Notes. BD intends to fund the purchase price for the Tender Notes accepted for purchase in the Tender Offers using the proceeds from this offering, together with cash on hand.

This prospectus supplement is not an offer to purchase the Tender Notes. The Tender Offers are being made only by and pursuant to the terms of the Offer to Purchase. This offering is not conditioned on the tender of Tender Notes in the Tender Offers.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to “Description of Notes.” As used in this section, the terms “us,” “we” and “our” refer only to the Issuer.

Issuer
Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg.
Guarantor
Becton, Dickinson and Company, a New Jersey corporation.
Notes Offered
€    aggregate principal amount of       % Notes due          , 20    , €    aggregate principal amount of       % Notes due       , 20       and €    aggregate principal amount of       % Notes due       , 20    .
Maturity Dates
      , 20       in the case of the 20    notes,       , 20       in the case of the 20    notes and       , 20    in the case of the 20    notes.
Interest Rates
   % per annum in the case of the 20    notes,    % per annum in the case of the 20    notes and    % per annum in the case of the 20    notes.
Guarantees
All payments on the notes, including principal and interest, will be fully and unconditionally guaranteed by BD.
Interest Payment Dates
We will pay interest on the:

20    notes annually in arrears on       of each year, beginning on         , 2020, 20    notes annually in arrears on        of each year, beginning on         , 2020, and 20    notes annually in arrears on        of each year, beginning on         , 2020.

Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us or, in the case of the guarantees, BD, due to the imposition of exchange controls or other circumstances beyond our or BD’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or, in the case of the guarantees, BD, or so used. See “Description of Notes—Issuance in Euro.”
Additional Amounts
We or, in the case of the guarantee, BD, will, subject to certain exceptions and limitations set forth herein, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us, BD or a paying agent of the principal of and interest on each of the notes to a holder after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by Luxembourg, the United States, or any other jurisdiction in which the Issuer or BD or, in each case, any successor thereof (including a continuing Person formed by a consolidation with the Issuer or BD, into which the Issuer or BD is merged, or that acquires or leases all or substantially all of the property and assets of the Issuer or BD) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Optional Redemption
Each series of notes will be redeemable at our option, in whole or in part, at any time prior to (i)      , 20    (    months prior to the maturity date) with respect to the 20    notes, (ii)      , 20    (    months prior to the maturity date) with respect to the 20    notes and (iii)        , 20    (    months prior to the maturity date) with respect to the 20    notes, at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a “make-whole” amount calculated as described in this prospectus supplement, in each case plus accrued and unpaid interest, if any, to but excluding the date of redemption. At any time after (i)      , 20 (    months prior to the maturity date) with respect to the 20    notes, (ii)      , 20    (    months prior to the maturity date) with respect to the 20    notes and (iii)    , 20    (    months prior to the maturity date) with respect to the 20    notes, we may redeem such notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the notes being redeemed. See “Description of Notes—Redemption—Optional Redemption.”
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the tax laws of a Taxing Jurisdiction, or an official interpretation thereof, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts with respect to the notes, we may at any time at our option redeem, in whole, but not in part, the notes at 100% of the principal amount plus accrued and unpaid interest to the date of redemption. See “Description of Notes—Redemption for Tax Reasons.”
Change of Control Triggering Event Offer
If a change of control triggering event occurs with respect to any series of notes, the holders of the applicable series of notes will have the right to require us to repurchase all or a portion of such series of notes at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of Notes—Offer to Repurchase Upon Control Offer Triggering Event.”

Certain Covenants
We will issue the notes under our indenture, dated as of May 17, 2019, between us, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture covenants include a limitation on liens and a restriction on sale and leasebacks, change of control and consolidation, merger and sale of assets covenants. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.—Covenants” in the accompanying prospectus.
Priority
The notes will be:
•	our direct, senior and unsecured obligations;
•	pari passu in right of payment with all of our future senior unsecured indebtedness and senior in right of payment to all of our future subordinated indebtedness;
•	effectively subordinated in right of payment to all of our future secured indebtedness, if any (to the extent of the value of the collateral securing such indebtedness).

The guarantees will be:

•	pari passu in right of payment with all of BD’s other existing and future senior unsecured indebtedness (including BD’s outstanding senior unsecured notes and credit facility) and senior in right of payment to all of its current and future subordinated indebtedness and guarantees;
•	structurally subordinated to all liabilities of BD’s subsidiaries (other than us), including trade payables; and
•	effectively subordinated in right of payment to all of BD’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).

As of March 31, 2019:

•	BD’s consolidated subsidiaries had approximately $33 million of total indebtedness. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees will be effectively junior to all of the Issuer’s and BD’s existing and future secured debt, if any, and the guarantees will be structurally junior to the existing and future obligations of BD’s subsidiaries other than the Issuer.”

•	BD had an insignificant amount of secured indebtedness and approximately $20.6 billion of total indebtedness.

We are a “finance subsidiary” of BD under Rule 3-10(b) and have no independent function other than financing activities. As of the date of this prospectus supplement, we had no outstanding indebtedness and have no subsidiaries.

Form and Denomination
The notes will be issued in fully registered form in denominations of €100,000 and in integral multiples of €1,000 in excess thereof.
Book-entry Form
The notes will be represented by global certificates deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. See “Book-Entry; Delivery and Form.”
Legal Entity Identifier (“LEI”) Code
549300W40NLZ25XUTH09
Listing and Trading
Each series of the notes constitutes a new issue of securities for which there is no established trading markets. We have applied to list the notes on the NYSE. Neither we nor BD has an obligation to maintain such listing, and we may delist the notes at any time. Neither we nor BD can provide you with any assurance regarding the liquidity of any trading market for the notes that develops, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately €       million (or $       million based on an exchange rate of €       to $      on       , 20       , as reported by the London Stock Exchange), after deducting underwriting discounts and estimated offering expenses payable by us. We and BD expect to use the net proceeds of this offering and cash on hand to (i) repay at maturity all of BD’s outstanding €1.0 billion aggregate principal amount of 0.368% Notes due 2019 (the “Maturing Notes”) and (ii) fund the purchase price for the Tender Notes, and in each case to pay accrued interest and related fees, premiums and expenses in connection therewith. In the event that the Tender Offers are not consummated or are not fully subscribed, we intend to use the remaining net proceeds from this offering for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. The Issuer intends to on-lend the proceeds from this offering to an indirect shareholder of the Issuer, a non-U.S. BD affiliate from which the Issuer is disregarded for U.S. federal income tax purposes, in furtherance of these uses.

Certain of the underwriters or their affiliates may hold a portion of the Maturing Notes or the Tender Notes and accordingly may receive a portion of the net proceeds of this offering.

See “Use of Proceeds” for a description of the terms of the Maturing Notes. See “Recent Developments” for a description of the Tender Notes.

Governing Law
The notes and the guarantees and the related indenture will be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
Trustee and Registrar
The Bank of New York Mellon Trust Company, N.A.
Paying Agent
The Bank of New York Mellon, London Branch.
Risk Factors
See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about important factors you should consider before buying the notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BECTON, DICKINSON AND COMPANY

The following summary historical consolidated financial information of BD for each of the six months ended March 31, 2019 and 2018 has been derived from BD’s unaudited interim consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. In the opinion of BD’s management, all adjustments considered necessary for a fair presentation of such interim financial information of BD have been included. The following summary historical consolidated financial information as of September 30, 2018 and 2017 and for each of the years in the three-year period ended September 30, 2018 has been derived from BD’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The following summary historical consolidated balance sheet data of BD as of March 31, 2018 and September 30, 2016 has been derived from BD’s consolidated financial statements not included or incorporated by reference into this prospectus supplement and the accompanying prospectus. BD’s operating results for the six months ended March 31, 2019 are not necessarily indicative of the results to be expected for any future periods.

On December 29, 2017, BD completed the acquisition of Bard (the “Bard Acquisition”) pursuant to the terms of the Agreement and Plan of Merger, dated as of April 23, 2017, as amended. Accordingly, BD’s operating results for the periods following the Bard Acquisition may not be comparable to the periods prior to the Bard Acquisition.

This information is only a summary and should be read in conjunction with our management’s discussion and analysis of financial condition and results of operations incorporated by reference into this prospectus supplement and the accompanying prospectus and the historical consolidated financial statements and the notes thereto referred to above. See “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

	As of and For the Six Months Ended March 31,		As of and For the Year Ended September 30,
($ in millions except per share data)	2019	2018	2018	2017	2016
Statement of Income Data:
Revenue	$8,355	$7,302	$15,983	$12,093	$12,483
Cost of Products Sold	4,408	4,143	8,721	6,151	6,492
Selling and Administrative Expense	2,161	1,829	4,015	2,925	3,005
Research and Development Expense	510	451	1,006	774	828
Acquisitions and Other Restructurings	191	458	744	354	728
Other Operating (Income) Expense	61	—	—	410	—
Total Operating Costs and Expenses	7,332	6,881	14,487	10,615	11,053
Operating Income	1,024	422	1,497	1,478	1,430
Interest Expense	(342)	(343)	(706)	(521)	(388)
Interest Income	6	48	65	76	21
Other income (expense), net	30	(15)	318	(57)	11
Income Before Income Taxes	718	111	1,173	976	1,074
Income Tax (Benefit) Provision	98	260	862	(124)	97
Net Income (Loss)	$619	$(148)	$311	$1,100	$976
Basic Earnings (Loss) Per Share	$2.02	$(0.90)	$0.62	$4.70	$4.59
Diluted Earnings (Loss) Per Share	$1.98	$(0.90)	$0.60	$4.60	$4.49

Balance Sheet Data:
Total Current Assets	6,844	7,512	7,411	18,633	6,367
Total Assets	52,598	54,573	53,904	37,734	25,586
Short-term Debt	3,057	202	2,601	203	1,001
Total Current Liabilities	7,108	4,426	7,216	3,342	4,400
Long-term Debt	17,556	22,589	18,894	18,667	10,550
Total Shareholders’ Equity	21,309	21,152	20,994	12,948	7,633

RISK FACTORS

An investment in the notes involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein before deciding to invest in the notes. In particular, we urge you to consider carefully the factors set forth below and under Item 1A. “Risk Factors” in BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which is incorporated by reference herein (as such risk factors may be updated from time to time in BD’s public filings, including BD’s Quarterly Reports on Form 10-Q incorporated by reference herein). Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future.

Risks Related to the Notes

The notes and the guarantees will be effectively junior to all of the Issuer’s and BD’s existing and future secured debt, if any, and the guarantees will be structurally junior to the existing and future obligations of BD’s subsidiaries other than the Issuer.

The notes and the guarantees will be senior in right of payment to the Issuer’s and BD’s existing and future indebtedness that is expressly subordinated in right of payment to the notes and the guarantees; pari passu in right of payment to the Issuer’s and BD’s existing and future liabilities that are not so subordinated (including, with respect to the guarantees, BD’s outstanding senior unsecured notes and credit facility); effectively junior to any of the Issuer’s and BD’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and the guarantees will be structurally junior to all existing and future indebtedness incurred by BD’s subsidiaries other than the Issuer. In the event of the Issuer’s or BD’s bankruptcy, liquidation, reorganization or other winding up, the Issuer’s and BD’s assets that secure debt that is senior or pari passu in right of payment to the notes and the guarantees will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes and the guarantees does not prohibit the Issuer or BD from incurring additional senior debt, nor does it prohibit any of BD’s subsidiaries from incurring additional liabilities.

The Issuer is a finance subsidiary with no independent operations other than financing activities, and BD conducts operations through, and a substantial portion of its consolidated assets are held by, its subsidiaries. Each of the Issuer and BD will depend on BD’s other subsidiaries for funds to meet their respective obligations under the notes and guarantees.

The Issuer is a finance subsidiary of BD that conducts no independent operations of its own other than financing activities, and a substantial portion of BD’s consolidated assets are held by its subsidiaries. The Issuer’s principal source of funds is its financing activities, and BD’s principal sources of funds, including funds to make payments pursuant to the guarantees of the notes, are dividends, distributions, loans or other payments from its subsidiaries. BD’s subsidiaries are separate and distinct legal entities and, other than the Issuer, have no obligation, contingent or otherwise, to pay or otherwise fund amounts due on the notes or the guarantees, whether in the form of dividends, distributions, loans or other payments to BD. In addition, there may be statutory, regulatory and contractual limitations on the ability of BD’s subsidiaries to make distributions to it. If the Issuer has insufficient funds from its financing activities or BD has insufficient funds from its normal operations, and sufficient funds are not able to be transferred to BD from its other subsidiaries, or sufficient cash or liquidity is not otherwise available, the Issuer and BD may not be able to make principal or interest payments on outstanding debt, including under the notes and the guarantees.

Servicing the Issuer’s and BD’s debt requires a significant amount of cash, and the Issuer and BD rely on cash flow from BD’s business to pay their substantial debt.

The Issuer’s and BD’s ability to make scheduled payments of the principal of, and to pay interest on or to refinance their indebtedness, including the notes, depends on BD’s future performance, which is subject to economic, financial, competitive and other factors beyond the Issuer’s or BD’s control. BD’s business may not continue to generate cash flow from operations in the future sufficient to service the Issuer’s or BD’s debt and make necessary capital expenditures. If BD is unable to generate such cash flow, BD may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous.

The Issuer’s and BD’s ability to refinance their indebtedness will depend on the capital markets and the Issuer’s and BD’s financial condition at such time. The Issuer or BD may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Issuer’s or BD’s debt obligations.

Despite the Issuer’s and BD’s current debt levels, the Issuer and BD may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite the Issuer’s and BD’s current debt levels, BD and its subsidiaries, including the Issuer, may be able to incur substantial additional debt in the future, subject to the restrictions contained in applicable debt instruments, some of which may be secured debt. BD and the Issuer will be permitted under the terms of the indenture governing the notes to incur additional debt, secure certain existing or future debt, recapitalize such debt and take a number of other actions that are not limited by the terms of the indenture; these actions could have the effect of diminishing the Issuer’s, or in the case of the guarantees, BD’s, ability to make payments on the notes when due.

Ratings of the notes may not reflect all risks of your investment in the notes.

Any credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lower, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Issuer’s or BD’s credit ratings, including any announcement that the Issuer’s or BD’s ratings are under further review for a downgrade, could affect the market value of the notes and increase the Issuer’s or BD’s corporate borrowing costs.

You may not be able to sell your notes if active trading markets for the notes do not develop.

Each series of the notes constitutes a new issue of securities, for which there is no existing trading market. Although an application has been made to have the notes listed on the NYSE, neither the Issuer nor BD can assure you that the notes will remain listed. Neither the Issuer nor BD has an obligation to maintain such listing, and the Issuer may delist the notes at any time. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the notes. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell such notes or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, BD’s financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;
•	the outstanding amount of the notes; and
•	the level, direction and volatility of market interest rates generally.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invested.

The Issuer and BD believe that the value of the notes in any secondary market will be affected by the supply of, and demand for, the notes, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what the Issuer expects to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

•	Market Interest Rates. The Issuer and BD expect that the market value of the notes will be affected by changes in market interest rates. In general, if market interest rates increase, the market value of the notes may decrease. The Issuer cannot predict the future level of market interest rates.
•	Prevailing currency exchange rates. The Issuer and BD expect that the amount realizable upon a sale of the notes, in U.S. dollars or other non-euro currency, will be affected by currency exchange rates prevailing at the time of sale, as discussed under “—Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro” below.
•	The Issuer’s and BD’s Credit Rating, and BD’s Financial Condition and Results of Operations. The Issuer and BD expect that the notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the notes may lower the Issuer’s or BD’s rating or decide not to rate the notes in its sole discretion. Actual or anticipated changes in the Issuer’s or BD’s credit ratings, financial condition or results of operations may affect the market value of the notes. In general, if the Issuer’s or BD’s credit rating is downgraded, the market value of the notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the notes, and, accordingly, neither Issuer nor BD can assure you that the ratings assigned to the notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter. Furthermore, the credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. See “—Ratings of the notes may not reflect all risks of your investment in the notes.”

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

There are limited covenants in the indenture.

None of the Issuer, BD or any of BD’s subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture governing the notes. If the Issuer or BD incurs additional debt or liabilities, the Issuer’s and BD’s ability to pay their obligations on the notes and the guarantees could be adversely affected. The Issuer and BD expect that they will from time to time incur additional debt and other liabilities. In addition, the Issuer and BD are not restricted under the indenture governing the notes from granting security interests over its assets, except to the extent described under “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.—Covenants—Restrictions on Secured Debt” in the accompanying prospectus, or from paying dividends, making investments or issuing or repurchasing the Issuer’s or BD’s securities.

In addition, there are no financial covenants in the indenture. You are generally not protected under the indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes—Optional Redemption” and “Description of Notes—Redemption for Tax Reasons.” The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The Issuer may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

As described under “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” the Issuer will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event. The Issuer or BD may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange financing on acceptable terms.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euro. None of the Issuer, BD or the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and
•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

The Issuer and BD have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, global economic volatility and the actions to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The notes and the guarantees will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes or the guarantees would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes or the guarantees, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes or the guarantees in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The notes permit the Issuer or, in the case of the guarantees, BD, to make payments in U.S. dollars if either is unable to obtain euro.

The Issuer, or in the case of the guarantees, BD, will pay the principal of and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to the Issuer, or in the case of the guarantees, BD, due to the imposition of exchange controls or other circumstances beyond the Issuer’s or BD’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes or the guarantees will be made in U.S. dollars until the euro is again available to the Issuer, or in the case of the guarantees, BD, or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by the Issuer or, in the case of the guarantees, BD, in its sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes—Issuance in Euro.” The exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

Luxembourg bankruptcy laws may be different than U.S. and other bankruptcy and insolvency laws.

As a company organized under the laws of Luxembourg and with its registered office in Luxembourg, the Issuer is subject to Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against it. If the Issuer is unable to pay its indebtedness, including its obligations under the notes, then the Issuer may become subject to bankruptcy or reorganization proceedings in Luxembourg. Luxembourg bankruptcy law is significantly different from, and may be less favorable to creditors than, the bankruptcy law in effect in the United States and make it more difficult for creditors to recover the amount they could expect to recover in a liquidation under U.S. insolvency and bankruptcy rules.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of each series of notes provide that such series of notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Assumption of the notes by BD could result in adverse U.S. federal income tax consequences to Holders.

If BD exercises its right as a guarantor to assume the notes as described under “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.—Guarantees” in the accompanying prospectus, such assumption may be a taxable event for U.S. federal income tax purposes to Holders. Prospective purchasers of the notes are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them in the event of such an assumption.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately €      million (or $      million based on an exchange rate of €      to $      on      , 2019, as reported by the London Stock Exchange), after deducting underwriting discounts and estimated offering expenses payable by us. We expect to use the net proceeds of this offering and cash on hand to (i) repay at maturity all of the outstanding €1.0 billion aggregate principal amount of the Maturing Notes and (ii) fund the purchase price for the Tender Notes, and in each case to pay accrued interest and related fees, premiums and expenses in connection therewith. In the event that the Tender Offers are not consummated or are not fully subscribed, we intend to use the remaining net proceeds from this offering for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. The Issuer intends to on-lend the proceeds from this offering to an indirect shareholder of the Issuer, a non-U.S. BD affiliate from which the Issuer is disregarded for U.S. federal income tax purposes, in furtherance of these uses.

Certain of the underwriters or their affiliates may hold a portion of the Maturing Notes or the Tender Notes and accordingly may receive a portion of the net proceeds of this offering.

CAPITALIZATION

The following table sets forth BD’s cash and cash equivalents and capitalization as of March 31, 2019 on:

•	an actual basis; and
•	an as adjusted basis giving effect to this offering and the use of proceeds therefrom. For purposes of this table, we have assumed that we purchase all of the Tender Notes in the Tender Offers.

You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and BD’s unaudited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from BD’ Quarterly Report on Form 10-Q for the three months ended March 31, 2019. Amounts associated with this offering have been translated using the exchange rate of €       to $       on         , 2019, as reported by the London Stock Exchange.

	As of March 31, 2019
($ in millions)	Actual	As Adjusted
Cash and cash equivalents	$686	$
Short-term indebtedness	$60	$

Long-term indebtedness (includes current portion):
Revolving Credit Facility(1)	$0	$
2.133% Notes due 2019	$725	$
0.368% Euro Notes due 2019(2)	$1,138	$
2.675% Notes due 2019	$1,124	$
2.404% Notes due 2020	$998	$
3.250% Notes due 2020	$699	$
Floating Rate Notes due 2020	$748	$
3.125% Notes due 2021	$998	$
Floating Rate Notes due 2022	$498	$
2.894% Notes due 2022	$1,794	$
1.000% Euro Notes due 2022(2)	$566	$
3.300% Notes due 2023	$296	$
1.401% Euro Notes due 2023(2)	$340	$
3.875% Notes due 2024	$181	$
3.363% Notes due 2024	$1,739	$
3.734% Notes due 2024	$1,369	$
3.020% GBP Notes due 2025(2)	$327	$
6.700% Notes due 2026	$176	$
1.900% Euro Notes due 2026(2)	$565	$
3.700% Notes due 2027	$2,383	$
7.000% Debentures due 2027	$166	$
6.700% Debentures due 2028	$164	$
6.000% Notes due 2039	$246	$
5.000% Notes due 2040	$296	$
4.875% Notes due 2044	$330	$
4.685% Notes due 2044	$1,187	$
4.699% Notes due 2047	$1,485	$
% Notes due 20 offered hereby	—	$
% Notes due 20 offered hereby	—	$
% Notes due 20 offered hereby	—	$
Other long-term indebtedness	$15	$
Total long-term indebtedness	$20,553	$
Total shareholders’ equity	$21,309	$
Total capitalization	$41,922	$
(1)	As of March 31, 2019, BD had $2.25 billion of availability under BD’s existing Revolving Credit Facility, and access to an additional $500 million of availability subject to lender commitments.
(2)	Amount translated using an exchange rate of €1.00 to $1.1391 and £ 1.00 to $1.3166 on March 31, 2019.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered in this prospectus supplement (the “notes”) supplements the description of the general terms and provisions of the debt securities in the accompanying prospectus. Unless the context otherwise indicates, in this section entitled “Description of Notes,” references to “the Issuer,” “we,” “us” and “our” refer only to Becton Dickinson Euro Finance S.à r.l., as issuer of the notes, and references to “BD” refer only to Becton, Dickinson and Company and not to any of the subsidiaries of Becton, Dickinson and Company (including the Issuer).

The notes will be issued by us under the indenture, dated as of May 17, 2019, between us, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The notes are unsecured and will be pari passu in right of payment with all our other unsecured and unsubordinated indebtedness.

We may also enter into a paying agency agreement with The Bank of New York Mellon, London Branch, as paying agent (the “paying agent”) concurrently with the delivery of the notes. Upon notice to the Trustee, we may change the paying agent at any time.

The following description is a summary, and does not describe every aspect of the notes and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information and Incorporation by Reference.” You should read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

Terms of the Notes

The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture governing the notes. The notes will be issued in fully registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

20    Notes

The specific terms of the 20      notes will be as follows:

•	Title of the notes: % Notes due 20
•	Issuer of the notes: Becton Dickinson Euro Finance S.à r.l.
•	Guarantor of the notes: Becton, Dickinson and Company
•	Total principal amount being issued: € million
•	Maturity date: , 20
•	Interest rate: % per annum; see “—Interest on the Notes”
•	Currency of Payment: See “—Issuance in Euro”
•	Date interest starts accruing: , 2019
•	Interest payment date:
•	First interest payment date: , 2020
•	Regular record date for interest: The business day preceding the interest payment date
•	Optional Redemption: See “—Optional Redemption”
•	Purchase of Notes Upon a Change of Control Triggering Event: See “—Offer to Repurchase Upon Change of Control Triggering Event”
•	Payment of Additional Amounts: See “—Payment of Additional Amounts”
•	Redemption for Tax Reasons: See “—Redemption for Tax Reasons”
•	Listing: We have applied to list the 20 notes on the NYSE.
•	Governing Law: The indenture, the 20 notes and the guarantee thereof will be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

20    Notes

The specific terms of the 20    notes will be as follows:

•	Title of the notes: % Notes due 20
•	Issuer of the notes: Becton Dickinson Euro Finance S.à r.l.
•	Guarantor of the notes: Becton, Dickinson and Company
•	Total principal amount being issued: € million
•	Maturity date: , 20
•	Interest rate: % per annum; see “—Interest on the Notes”
•	Currency of Payment: See “—Issuance in Euro”
•	Date interest starts accruing: , 2019
•	Interest payment date:
•	First interest payment date: , 2020
•	Regular record date for interest: The business day preceding the interest payment date
•	Optional Redemption: See “—Optional Redemption”
•	Purchase of Notes Upon a Change of Control Triggering Event: See “—Offer to Repurchase Upon Change of Control Triggering Event”
•	Payment of Additional Amounts: See “—Payment of Additional Amounts”
•	Redemption for Tax Reasons: See “—Redemption for Tax Reasons”
•	Listing: We have applied to list the 20 notes on the NYSE.
•	Governing Law: The indenture, the 20 notes and the guarantee thereof will be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

20    Notes

The specific terms of the 20    notes will be as follows:

•	Title of the notes: % Notes due 20
•	Issuer of the notes: Becton Dickinson Euro Finance S.à r.l.
•	Guarantor of the notes: Becton, Dickinson and Company
•	Total principal amount being issued: € million
•	Maturity date: , 20
•	Interest rate: % per annum; see “—Interest on the Notes”
•	Currency of Payment: See “—Issuance in Euro”
•	Date interest starts accruing: , 2019
•	Interest payment date:
•	First interest payment date: , 2020
•	Regular record date for interest: The business day preceding the interest payment date
•	Optional Redemption: See “—Optional Redemption”
•	Purchase of Notes Upon a Change of Control Triggering Event: See “—Offer to Repurchase Upon Change of Control Triggering Event”
•	Payment of Additional Amounts: See “—Payment of Additional Amounts”

•	Redemption for Tax Reasons: See “—Redemption for Tax Reasons”
•	Listing: We have applied to list the 20 notes on the NYSE.
•	Governing Law: The indenture, the 20 notes and the guarantee thereof will be governed by the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

An event of default for a particular series of notes under the indenture will not necessarily constitute an event of default for other series of notes or for any other series of debt securities under the indenture.

Additional Notes

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms as the notes of any series offered hereby. Any such additional notes issued should be considered under the indenture fungible with and part of the same series of notes under the indenture as the notes of that series offered hereby. In the event any additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such nonfungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes of any series offered hereby.

Guarantees

BD will fully and unconditionally guarantee to each holder and the trustee (1) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the indenture (including obligations to the trustee) and the notes, whether for payment of principal of, or interest on or premium, if any, on, the notes and all other monetary obligations of the Issuer under the indenture and the notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the indenture and the notes. Any obligation of BD to make a payment may be satisfied by causing the Issuer to make such payment. The guarantees will be a senior unsecured obligation of BD and will be pari passu with all of its other senior unsecured obligations.

Issuance in Euro

Initial holders of the notes will be required to pay for the notes in euros, and principal, premium, if any, and interest payments on the notes, including any payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us or, in the case of the guarantees, BD, due to the imposition of exchange controls or other circumstances beyond our or BD’s control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes or the guarantees will be made in U.S. dollars until the euro is again available to us or, in the case of the guarantees, BD, or so used.

The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Interest on the Notes

We or, in the case of the guarantees, BD, will make interest payments to the person in whose name the notes are registered on the business day preceding the interest payment date of each year.

The rights of holders of beneficial interests of notes to receive the payments of interest on such notes are subject to the applicable procedures of Clearstream and Euroclear.

If any interest payment date is not a business day, payment of interest will be made on the next day that is a business day and no interest will accrue as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. For the purposes of the notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on each series of notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on each series of notes (or from             , 2019, if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Optional Redemption

We may, at our option, redeem each series of notes, in whole or in part, at any time prior to (i)            , 20         (    months prior to the maturity date) with respect to the 20       notes (ii)         , 20      (    months prior to the maturity date) with respect to the 20    notes and (iii)         , 20      (    months prior to the maturity date) with respect to the 20 notes. The redemption price, as determined by us, will be equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and
•	the sum of the present values of the remaining scheduled payments on the notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus (i) basis points in the case of the 20 notes, (ii) basis points in the case of the 20 notes and (iii) basis points in the case of the 20 notes plus accrued and unpaid interest to, but excluding the date of redemption on the principal balance of the notes being redeemed. The trustee shall have no responsibility for calculating the redemption price.

At any time on or after (i)      , 20      (      months prior to the maturity date) with respect to the 20      notes, (ii)      , 20    (      months prior to the maturity date) with respect to the 20    notes and (iii)         , 20      (      months prior to the maturity date) with respect to the 20    notes, we may redeem such series of notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the principal balance of the notes being redeemed.

The term “comparable government bond rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the comparable government bond (as defined below) on the basis of the middle market price of the comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

The term “comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the comparable government bond rate.

The term “remaining scheduled payments,” means, with respect to any note, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption up to (i)      , 20      (    months prior to the maturity date) with respect to the 20    notes (ii)      , 20    (    months prior to the maturity date) with respect to the 20    notes and (iii)      , 20      (      months prior to the maturity date) with respect to the 20      notes; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream to the holders of the notes not less than 30 days and not more than 60 days before the redemption date of the notes being redeemed. Unless we default on payment of the redemption price, on and after the redemption date, the notes or any portion of the notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the accrued interest on the notes to be redeemed and their redemption price. A partial redemption of notes may be effected pursuant to applicable depositary procedures or by such method as the paying agent shall deem fair and appropriate in accordance with the applicable procedures of Clearstream and Euroclear and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for such notes or any integral multiple of €1,000 in excess thereof) of the principal amount of such notes of a denomination larger than the minimum authorized denomination for such notes.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to any series of notes, unless we have exercised our right to redeem the applicable series of notes as described under “—Optional Redemption” above or “—Redemption for Tax Reasons,” each holder of outstanding notes of the applicable series will have the right to require us to purchase all or a portion of that holder’s notes (in integral multiples of €1,000) pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred with respect to any series of notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send in accordance with the applicable procedures of Euroclear or Clearstream, a notice to each holder of notes of the applicable series, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the Trustee by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to €100,000 or an integral multiple of €1,000 in excess thereof.

We will not be required to make a Change of Control Offer with respect to a series of notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and that third party purchases all notes of the applicable series properly tendered and not withdrawn under its offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions herein, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the provisions herein by virtue of such conflicts.

“Change of Control” means the occurrence of any one of the following:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BD and its subsidiaries taken as a whole to any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)) other than to BD or one of its subsidiaries;
•	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person”(as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner”(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of BD, measured by voting power rather than number of shares;

•	BD consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BD, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of BD or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of BD outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to the transaction; or
•	the adoption of a plan relating to the liquidation or dissolution of BD.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) BD becomes a direct or indirect wholly-owned subsidiary of a holding company and (b) (x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of BD’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the notes of a series are rated below Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by BD of any Change of Control (or pending Change of Control) and ending 60 days following consummation of that Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade and the downgrade would result in a Change of Control Triggering Event). Unless at least two of the Rating Agencies are providing a rating for the notes of a series at the commencement of any Trigger Period, the notes of such series will be deemed to be rated below Investment Grade by the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with (i) any particular Change of Control unless and until such Change of Control has actually been consummated or (ii) any reduction in rating if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (whether or not the Change of Control shall have occurred at the time of the reduction in rating).

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by BD in accordance with the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors or fails to make a rating of the notes of a series publicly available for reasons outside of our or BD’s control, we may appoint a replacement for that Rating Agency.

“S&P” means S&P Global Ratings and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of that Person that is at the time entitled to vote generally in the election of the board of directors of that Person.

Payment of Additional Amounts

We or, in the case of the guarantee, BD, will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us or a paying agent of the principal of and interest on each of the notes to a holder, after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by Luxembourg, the United States or any other jurisdiction in which the Issuer or BD or, in each case, any successor thereof (including a continuing Person formed by a consolidation with the Issuer or BD, into which the Issuer or BD is merged, or that acquires or leases all or substantially all of the property and assets of the Issuer or BD) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

•	to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder, or a person holding a power over an estate or trust administered by a fiduciary holder, being treated as:
•	being or having been present in, or engaged in a trade or business in, the relevant Taxing Jurisdiction, or having or having had a permanent establishment in such Taxing Jurisdiction;
•	having a current or former connection with the relevant Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment in respect of the notes or the enforcement of any rights under the indenture), including being or having been a citizen of such Taxing Jurisdiction or treated as being or having been a resident thereof;
•	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;
•	being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the Code, or any successor provision, of us or BD; or
•	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;
•	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
•	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the relevant Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;
•	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
•	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

•	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
•	to any tax assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to sections 1471 through 1474 of the Code (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any Treasury Regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;
•	any tax assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
•	any tax, assessment or other governmental charge that is imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of section 871(h) or section 881(c) of the Code;
•	any tax imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any amended or successor provisions); or
•	in the case of any combination of the above bulleted items under this heading “—Payment of Additional Amounts.”

Except as specifically provided under this heading “—Payment of Additional Amounts,” we or BD will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means (i) any individual who is a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for United States federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Redemption for Tax Reasons

If, as a result of a change in law, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then we may at any time at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the date fixed for redemption. For this purpose, “change in law” means any change in, or amendment to, the laws of a Taxing Jurisdiction, or an official interpretation thereof that is announced or becomes effective on or after (i) with respect to the United States and Luxembourg as the initial applicable Taxing Jurisdictions, the date of this prospectus supplement or (ii) with respect to any other Taxing Jurisdiction, the date on which such jurisdiction becomes a Taxing Jurisdiction for us or the Guarantor, as applicable.

Clearance Systems

The notes have been accepted for clearance through Euroclear Bank SA/NV and Clearstream Banking S.A. Luxembourg systems. The notes have the following codes:

20    Notes:

•	ISIN:
•	Common Code:
•	CUSIP Number:
•	Financial Short Name:
•	Classification of Financial Instruments Code:

20    Notes:

•	ISIN:
•	Common Code:
•	CUSIP Number:
•	Financial Short Name:
•	Classification of Financial Instruments Code:

20    Notes:

•	ISIN:
•	Common Code:
•	CUSIP Number:
•	Financial Short Name:
•	Classification of Financial Instruments Code:

BOOK-ENTRY; DELIVERY AND FORM

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in “Description of Notes—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the notes held by them. The Issuer and BD have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. The Issuer and BD also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by the Issuer, BD or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

The Issuer has been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”), and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

The Issuer and BD understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

The Issuer and BD understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, the Issuer may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

Notices

Notices to holders of the notes will be sent by mail to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of notes by U.S. Holders (as defined below). This discussion does not address specific tax consequences that may be relevant to U.S. Holders in light of their individual circumstances (including, for example, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, U.S. expatriates, controlled foreign corporations, dealers in securities or currencies, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, persons who hold notes though a foreign branch, and persons in special situations, such as those who hold the notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the notes and one or more other investments). This discussion is limited to U.S. Holders that purchase the notes in the initial offering and that hold such notes as capital assets (generally, property held for investment purposes) for U.S. federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate tax, Medicare contribution tax or other U.S. federal tax laws or under the laws of any state, local or foreign jurisdiction. This discussion also does not address tax consequences to U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the notes.

Prospective purchasers of the notes are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well was the application of other U.S. federal tax laws and state, local and foreign tax laws.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any state thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of notes that is a partnership and partners in such a partnership are urged to consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of notes.

For U.S. federal income tax purposes, the Issuer is treated as an entity that is not regarded as separate from (i.e., is treated as a division of) another non-U.S. BD affiliate. For U.S. federal income tax purposes, the Issuer intends to treat the notes as debt of such other non-U.S. BD affiliate and, does not intend to treat payments made by the Issuer on the notes as U.S. source income, and does not intend to withhold United States tax on payments made by the Issuer on the notes.

Consequences to U.S. Holders

Payments of Interest

If a scheduled interest payment date falls on a day that is not a business day (as defined above in “Description of Notes—Interest on the Notes”) and also is not a Saturday, Sunday or U.S. federal holiday, and at least one of the intervals between interest payments will exceed one year, the status of such interest under current law is unclear. In such case, interest on the notes could, as a technical matter, give rise to original issue discount. We intend, however, to treat the notes as issued without original issue discount for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes are not issued with original issue discount.

A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated interest payment on a note based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received; see “—Transactions in Euros,” below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year; or
•	at such U.S. Holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period or taxable year.

Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.

Disposition of the Notes

Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note (collectively, a “Disposition”), except as noted below with respect to foreign currency exchange gain or loss, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. Holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. Holder’s adjusted tax basis in the note.

Subject to the discussion below regarding notes that are traded on an established securities market, the adjusted tax basis of a note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase, and the amount realized by a U.S. Holder upon the Disposition of a note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of Disposition. If the notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and a U.S. Holder that uses the accrual method of tax accounting if it so elects, will determine the U.S. dollar values of its adjusted tax basis in the note and the amount realized on the Disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the notes exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. Holder on a Disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. Holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the Disposition of a note.

Transactions in Euros

Euros received as interest on, or on a Disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds from Disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.

Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. Holder.

Foreign Asset Reporting

Individual U.S. Holders (and certain entities treated as individuals for purposes of the foregoing rules) may be required to submit to the IRS certain information with respect to their beneficial ownership of the notes, if such notes are not held on their behalf by a financial institution. Penalties may also be imposed if an individual U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders should consult their tax advisors regarding the application of these rules.

Reportable Transactions

Treasury Regulations that are intended to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a Disposition of a note or a foreign currency received in respect of a note to the extent that such Disposition results in a tax loss in excess of a threshold amount. Prospective investors should consult their tax advisors to determine the tax reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

CERTAIN LUXEMBOURG TAX CONSIDERATIONS

The following section sets out certain important Luxembourg taxation principles that may be relevant to holders of the Notes. Unless otherwise indicated, all information contained in this section is based on laws, regulations, practice and decision in effect in Luxembourg at the date of this offering memorandum (as referred to herein, collectively, “Luxembourg Tax Laws”), and as such, may be superseded after such date. Any subsequent changes to Luxembourg Tax Laws could apply retroactively and could affect the continued accuracy of this information. This information does not purport to be a comprehensive description of all Luxembourg Tax Laws and Luxembourg tax considerations that may be relevant to a decision to invest in, own, hold or dispose of the Notes and is not intended as tax advice to any particular holder of the Notes. This information also does not take into account the specific circumstances of particular investors. Prospective purchasers of the Notes should consult their own tax advisors about the tax consequences of investing in, owning, holding or disposing of the Notes (including with respect to receiving interest on and redeeming the Notes). This information does not describe any tax consequences arising under the laws of any state, municipality or other taxing jurisdiction other than Luxembourg.

This overview assumes that each transaction with respect to the Notes is at arm’s length.

The residence concept used below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Any reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Corporate holders of the Notes may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident of Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax, the solidarity surcharge as well as the temporary tax to balance the state budget. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Luxembourg Tax Residency of the Holders of the Notes

A holder of the Notes will not become resident, or deemed to be resident, in Luxembourg by reason only of the holding of the Notes or the execution, performance, delivery and/or enforcement of the Notes.

Withholding Tax

As a general rule, under Luxembourg tax laws currently in effect there is no withholding tax applicable to payments of interest to non-Luxembourg residents.

All, at arm’s length and non-profit sharing, payments by the Issuer and/or any guarantors/security grantors established in Luxembourg in the context of the holding, disposal or redemption of the Notes can be made free and clear of any withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by Luxembourg or any political subdivision or taxing authority thereof or therein, in accordance with applicable Luxembourg law, subject however to the application as regards Luxembourg resident individuals of the Luxembourg law of 23 December 2005 (the “23 December 2005 Law”), as amended, which introduced:

(a)	a 20% withholding tax (the “20% withholding tax”) levied on interest and certain income assimilated to interest paid to Luxembourg resident individuals by a paying agent established in Luxembourg; and
(b)	an optional 20% tax (the “20% tax”) on interest and certain income assimilated to interest paid to Luxembourg resident individuals by a paying agent established in a European Union Member State (other than Luxembourg) or a Member State of the European Economic Area.

The 20% withholding tax and the 20% tax will operate a full discharge of income tax for Luxembourg resident individuals acting in the context of the management of their private wealth. Responsibility for the withholding of taxing application of the above-mentioned 23 December 2005 Law is assumed by the Luxembourg paying agent (in the case of the 20% withholding tax) and by the Luxembourg resident holder of the Notes (in the case of the 20% tax).

Taxes on Income and Capital Gains

Non-resident Noteholders

Non-resident Noteholders, not having a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the Notes or income thereon are attributable, are not subject to Luxembourg income taxes on income accrued or received, redemption premiums or issue discounts, under the Notes nor on capital gains realized on the disposal or redemption of the Notes.

Non-residents holders who have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the Notes or income therefrom are attributable are subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes and on any gains realized upon the sale or disposal of the Notes.

Resident Noteholders

(a)	Individuals.

A resident individual acting in the course of the management of a professional or business undertaking must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the Notes, in its taxable income for Luxembourg income tax assessment purposes.

A resident Noteholder, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax in respect of interest or similar income received, redemption premiums or issue discounts, under the Notes, except if tax has been levied on such payments in accordance with the 23 December 2005 Law.

A gain realized by an individual Noteholder, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of Notes is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the Notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the 23 December 2005 Law.

(b)	Corporations.

A corporate resident holder of the Notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the Notes, in its taxable income for Luxembourg income tax assessment purposes.

A corporate Noteholder that is governed by the law of May 11, 2007 on family estate management companies, as amended, or the law of December 17, 2010 on undertakings for collective investment, as amended, or the law of February 13, 2007 on specialized investment funds, as amended, or the law of July 23, 2016 on reserved alternative investment funds not investing in risk capital is neither subject to Luxembourg income tax in respect of interest or similar income or received, redemption premiums or issue discounts, under the Notes, as well as any gains realized on the sale, exchange or disposal, in any form whatsoever, of the Notes.

Net Wealth Tax

Corporate holders of Notes resident in Luxembourg or a non-resident corporate holder of Notes that maintains a permanent establishment, permanent representative or a fixed place of business in the Grand Duchy of Luxembourg to which/whom such Notes are attributable are subject to annual net wealth tax on their unitary value (i.e., non-exempt assets minus liabilities and certain provisions as valued according to valuation rules), levied at a rate of 0.5% if the unitary value does not exceed EUR 500,000,000 and 0.05% on the portion of the unitary value that exceeds EUR 500,000,000, in respect of the Notes, except if such holder is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, or by the law of February 13, 2007 on specialized investment funds, as amended, or by the law of 23 July 2016 on reserved alternative investment funds, or is a securitization company governed by the law of March 22, 2004 on securitization, as amended, or is a capital company governed by the law of June 15, 2004 on venture capital vehicles, as amended. A pension-saving company as well as a pension-saving association, both governed by the law of July 13, 2005, as amended, securitization companies governed by the law of March 22, 2004 on securitization, as amended, or capital companies governed by the law of June 15, 2004 on venture capital vehicles, as amended, or reserved alternative investment funds governed by the law of July 23, 2016 and which fall under the special tax regime set out under Article 48 thereof may, under certain conditions, be subject to minimum net wealth tax.

The net wealth tax charge for a given year can be avoided or reduced if a specific reserve, equal to five times the net wealth tax to save, is created before the end of the subsequent tax year and maintained during the five following tax years. The net wealth tax reduction corresponds to one fifth of the reserve created, except that the maximum net wealth tax to be saved is limited to the corporate income tax amount due for the same tax year, including the employment fund surcharge, but before imputation of available tax credits.

Corporate resident noteholders will further be subject to (a) a minimum net wealth tax of EUR 4,815, if it holds assets such as fixed financial assets, receivables owed to affiliated companies, transferable securities, postal checking accounts, checks and cash, in a proportion that exceeds 90% of its total balance sheet value and if the total balance sheet value exceeds EUR 350,000, or (b) a minimum net wealth tax between EUR 535 and EUR 32,100 based on the total amount of its assets. Items (e.g., real estate properties or assets allocated to a permanent establishment) located in a treaty country, where the latter has the exclusive tax right, are not considered for the calculation of the 90% threshold. Despite the above mentioned exceptions, the minimum net wealth tax also applies if the resident corporate noteholder is a securitization company governed by the law of March 22, 2004 on securitization, as amended, or an investment company in risk capital governed by the law of June 15, 2004 on venture capital vehicles, as amended, or a pension-saving company or a pension-saving association, both governed by the law of July 13, 2005, as amended or reserved alternative investment funds investing in risk capital governed by the law of July 23, 2016.

Individuals are not subject to Luxembourg net wealth tax.

Non-resident corporate Noteholders, not having a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the Notes or income thereon are attributable, are not subject to Luxembourg wealth tax.

Value added tax (VAT)

No Luxembourg value added tax is levied with respect to (i) any cash payment made in consideration of the issuance of the Notes, (ii) any payment of interest on the Notes, (iii) any repayment of principal or upon redemption of the Notes, and (iv) any transfer of the Notes.

Inheritance and Gift Tax

Where the Notes are transferred for no consideration:

(i)	no Luxembourg inheritance tax is levied on the transfer of the Notes upon death of a holder of a Note in cases where the deceased holder was not a resident of Luxembourg for inheritance tax purposes; and
(ii)	Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or is registered in Luxembourg.

Other Taxes and Duties

It is not compulsory that the Notes be filed, recorded or enrolled with any court or other authority in Luxembourg or that registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty be paid in respect of or in connection with the issuance of the Notes. No Luxembourg registration tax, stamp duty or other similar tax or duty is due either in case of a subsequent repurchase, redemption or transfer of the Notes.

A fixed or ad valorem registration duty in Luxembourg may however apply (i) upon voluntary registration (présentation à l’enregistrement) of the Notes before the Registration and Estates Department (Administration de l’enregistrement, des domaines et de la TVA) in Luxembourg, or (ii) if the Notes are (a) enclosed to a compulsory registrable deed under Luxembourg law (acte obligatoirement enregistrable) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire).

EUROPEAN UNION SAVINGS DIRECTIVE AND PROPOSED FINANCIAL TRANSACTIONS TAX

EU Savings Directive and Directive on Administrative Cooperation in the Field of Taxation

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), Member States were required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State. The Savings Directive was repealed entirely from January 1, 2017 in order to avoid overlap with European Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by European Council Directive 2014/107/EU) (commonly referred to as the “Directive on Administrative Cooperation” or the “DAC”), which implements in the EU the Organization for Economic Cooperation and Development’s (the “OECD”) July 2014 Common Reporting Standard (“CRS”) on the automatic exchange of financial account information. The DAC requires Member States to apply new measures on mandatory automatic exchange of information with effect from January 1, 2016. The CRS covers not only interest income, but also dividends and other types of capital income, and the annual balance of the accounts producing such items of income. The DAC is therefore broader in scope than the Savings Directive, although it does not impose withholding taxes.

The CRS has also been implemented outside of the EU: as of November 2018, 153 jurisdictions had committed to exchanging information under the CRS. The United States has not to date committed to exchanging information under the CRS.

The Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of Notes should, however, be exempt. Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

On March 16, 2016, Estonia formally withdrew from enhanced cooperation on FTT leaving ten remaining participating Member States. On October 28, 2016 the European Council issued a state of play note on the FTT which stated that further work at the Council and its preparatory bodies will be required. On December 6, 2016, the Economic and Financial Affairs Council (ECOFIN) discussed work on a proposal aimed at introducing the FTT in the ten participating Member States and the President of ECOFIN called for a draft legislation to be prepared to reflect recent progress, for discussion by national experts. The FTT proposal (including whether or not it comes into force as proposed or at all) remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

The Issuer, BD and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the principal amount of the notes indicated in the following table.

Underwriter	Principal Amount of 20 Notes to be Purchased	Principal Amount of 20 Notes to be Purchased	Principal Amount of 20 Notes to be Purchased
Barclays Bank PLC	€	€	€
Goldman Sachs International
J.P. Morgan Securities plc
Total	€	€	€

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to (i)      % of the principal amount of the 20    notes, (ii)      % of the principal amount of the 20    notes and (iii)      % of the principal amount of the 20    notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to (i)      % of the principal amount of the 20    notes, (ii)      % of the principal amount of the 20    notes and (iii)      % of the principal amount of the 20    notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

It is expected that delivery of the notes will be made against payment therefor on or about          , 2019, which is the     U.S. business day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the      business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Each series of the notes is a new issue of securities with no established trading market. We have applied to list the notes on the NYSE. Neither the Issuer nor BD can assure you that the notes of any series will remain listed. Neither the Issuer nor BD has an obligation to maintain such listing and may delist such notes at any time. Neither the Issuer nor BD can provide you with any assurance regarding the liquidity of any trading market for the notes of a series that develops, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised the Issuer that they currently intend to make a market in each series of the notes. The underwriters, however, are not obligated to do so, and any market-making activity with respect to the notes of any or all series may be discontinued at any time without notice.

In connection with the issue of the notes, Barclays Bank PLC in its role as stabilizing manager (the “Stabilizing Manager”) for its own account may, to the extent permitted by applicable laws and directives, over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives (as defined in the underwriting agreement) have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Issuer and BD estimate that their share of the total expenses of the offering, excluding the underwriting discount, will be approximately $5 million.

The Issuer and BD have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, engaged, and may in the future engage in, various investment banking and other commercial dealings in the ordinary course of business with the Issuer, BD or their affiliates, for which they received or will receive customary fees and commissions. Certain of the underwriters for this offering were also underwriters for the offerings of certain of BD’s notes, including the Maturing Notes. In addition, certain of the underwriters or their affiliates may hold a portion of the Maturing Notes or the Tender Notes and accordingly may receive a portion of the net proceeds of this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer, BD or their affiliates. If any of the underwriters or their affiliates have a lending relationship with the Issuer or BD or their affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Issuer or BD consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Issuer’s, BD’s or their affiliates’ securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Directive Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Grand Duchy of Luxembourg

This prospectus supplement and accompanying prospectus have not been approved by and will not be submitted for approval to the CSSF for purposes of public offering or sale in the grand duchy of Luxembourg. Accordingly, the notes may not be offered or sold to the public in the grand duchy of Luxembourg, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus, nor any other offering circular, prospectus, form of application, advertisement or other material related to such offer may be distributed, or otherwise be made available in or from, or published in, the grand duchy of Luxembourg except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor copies of this prospectus supplement, the accompanying prospectus or any other documents relating the notes may be distributed in the Republic of Italy except:

(1)	to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or
(2)	in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the notes in the Republic of Italy must be:

(a)	made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of 15 February 2018, as amended and any other applicable laws and regulations;
(b)	in compliance with Article 129 of Legislative Decree No. 385 of 1 September 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and
(c)	in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any subsequent distribution of the notes in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such notes being declared null and void and in the liability of the entity transferring the notes for any damages suffered by the investors.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is who is an accredited investor, securities (as defined in Section 239(a) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A)or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276 (7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within the Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of the Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.

The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

United Arab Emirates

The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the UAE, and the notes may not be offered to the public in the UAE (including the DIFC). This prospectus supplement and the accompanying prospectus are being issued to a limited number of institutional and individual investors:

(a)	who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);
(b)	upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and
(c)	upon their confirmation that they understand that the prospectus supplement and the accompanying prospectus must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Becton, Dickinson; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company, will issue an opinion about certain New Jersey law matters in connection with the offering of the notes. The validity of the notes and the guarantees will be passed upon for Becton Dickinson Euro Finance S.à r.l. and Becton, Dickinson and Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.

EXPERTS

The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2018, excluding the internal control over financial reporting of C. R. Bard, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of C. R. Bard, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BECTON, DICKINSON AND COMPANY

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

BECTON DICKINSON EURO FINANCE S.À R.L.

DEBT SECURITIES
fully and unconditionally guaranteed by Becton, Dickinson and Company

Becton, Dickinson and Company (“BD”) may offer, issue and sell from time to time, in one or more offerings, common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.

Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) may offer, issue and sell from time to time, in one or more offerings, its debt securities, which will be fully and unconditionally guaranteed by BD.

This prospectus describes some of the general terms that may apply to the securities to be offered. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

BD’s common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If the applicable issuer of the securities to be offered decides to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where the applicable issuer has made an application for listing, if any.

Investing in these securities involves certain risks. Please refer to the “Risk Factors” section beginning on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

None of the Securities and Exchange Commission, the Luxembourg financial sector supervisory authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2019

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, BD may, from time to time, in one of more offerings, sell any combination of its common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and Becton Finance may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by BD.

This prospectus provides you with a general description of the securities that the issuers may offer. Each time an issuer uses this prospectus to sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including Becton Finance, except where it is made clear that the terms mean Becton, Dickinson and Company or Becton Finance only. The term “Becton Finance” refers to Becton Dickinson Euro Finance S.à r.l. only. The common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of BD and the debt securities of Becton Finance and guarantees thereof by BD are collectively referred to as “securities” and each of BD and Becton Finance is referred to as an “issuer,” and they are collectively referred to as “issuers,” in this prospectus.

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BECTON, DICKINSON AND COMPANY

BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. BD provides customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. BD works in close collaboration with customers and partners to help enhance outcomes, lower health care delivery costs, increase efficiencies, improve health care safety and expand access to health.

BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.

BECTON DICKINSON EURO FINANCE S.À R.L.

Becton Finance is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. Becton Finance’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.

All of the shares of Becton Finance are owned indirectly by BD.

Becton Finance’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Becton Finance holds no material assets and does not engage in any other business activities or operations.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.

Pursuant to Rule 3-10(b) of Regulation S-X (“Rule 3-10(b)”), this prospectus does not contain or incorporate by reference separate financial statements for Becton Finance because Becton Finance is a subsidiary of BD that is 100% owned by BD, and BD files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Becton Finance is a “finance subsidiary” of BD as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Becton Finance are consolidated in the financial statements of BD.

The SEC allows BD to “incorporate by reference” the information BD files with them, which means that BD can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that BD files later with the SEC will automatically update and supersede this information. BD incorporates by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:

(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(b)	the portions of BD’s Proxy Statement on Schedule 14A for its 2019 annual meeting of stockholders filed with the SEC on December 3, 2018 that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2018;
(c)	BD’s Quarterly Reports on Form 10-Q for the three months ended December 31, 2018 and March 31, 2019;

(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 3, 2018 and January 24, 2019; and
(e)	the description of BD’s common stock, par value $1.00 per share, contained in its registration statement on Form 8-A filed with the SEC, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate,” “pro forma” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in BD’s period reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of BD, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that the issuers may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY

General

As used in this “Description of Capital Stock of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

The following description of BD’s capital stock is based upon our restated certificate of incorporation, our by-laws and applicable provisions of law. We have summarized certain portions of our restated certificate of incorporation and by-laws below. The summary is not complete. Our restated certificate of incorporation and by-laws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the restated certificate of incorporation and by-laws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 269,731,903 shares were outstanding as of March 31, 2019. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we had outstanding 2,475,000 shares of our 6.125% Mandatory Convertible Preferred Stock, Series A, liquidation preference $1,000 per share.

Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the President, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.

Voting

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.

Fully Paid

Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the applicable prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Restated Certificate of Incorporation and By-laws

We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:

•	an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;
•	providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;
•	providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer, the President or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote;

•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.

These provisions may have the effect of delaying, deferring or preventing a change in control.

Anti-Takeover Effects of the New Jersey Shareholders Protection Act

We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•	the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,
•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or
•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Depositary Shares of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Debt Securities of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

The following description sets forth general terms and provisions of the debt securities that BD may offer. The applicable prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company, N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.

General

The debt securities covered by this prospectus will be our senior unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;
•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•	if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;
•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•	whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;
•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;
•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

Under the indenture, we have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:

•	we are the surviving person; or
•	the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and
•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;
•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or

•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.

The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.

The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or
•	in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Covenants

We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in the applicable prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.

Definitions

“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible),

(ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of BD, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.

Restrictions on Secured Debt

If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•	mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and
•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks

We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•	we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;
•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•	we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.

Modification and Waiver

Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.

We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,
•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:

•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•	to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Warrants of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF BECTON, DICKINSON AND COMPANY

As used in this “Description of Purchase Contracts of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.

BD may issue purchase contracts for the purchase or sale of:

•	debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS OF BECTON, DICKINSON AND COMPANY

As specified in the applicable prospectus supplement, BD may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.

The following description sets forth general terms and provisions of the debt securities that Becton Finance may offer and guarantees thereof by BD (in its role as guarantor under the Finance Indenture (as defined below), the “Guarantor”). The applicable prospectus supplement will describe the particular terms of the debt securities and guarantees thereof being offered and the extent to which these general provisions may apply to those debt securities.

The debt securities of Becton Finance are to be issued under the indenture, dated May 17, 2019 (the “Finance Indenture”), among Becton Finance, BD, as guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee. The Finance Indenture has been filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the Finance Indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies. When used under this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “debt security” and “debt securities” refer to the debt securities issued under the Finance Indenture.

General

The debt securities of Becton Finance covered by this prospectus will be Becton Finance’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of Becton Finance’s other senior and unsecured obligations outstanding from time to time. The Guarantor will fully and unconditionally guarantee (1) the full and punctual payment, when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the finance indenture and the debt securities issued thereunder and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance under the Finance Indenture and the debt securities issued thereunder. Each guarantee of debt securities will be a senior unsecured obligation of the Guarantor and will be pari passu in right of payment with all of its current and future senior unsecured indebtedness unless otherwise provided in a prospectus supplement. The guarantee provides that a holder of a debt security of Becton Finance may initiate action against the Guarantor to enforce the guarantee without first proceeding against Becton Finance. The Finance Indenture does not limit the aggregate principal amount of debt securities that Becton Finance can issue. The Finance Indenture provides that debt securities may be issued thereunder from time to time in one or more series.

The prospectus supplement relating to any series of debt securities of Becton Finance being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the debt securities of the series;
•	any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;
•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•	if other than as provided in the Finance Indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;
•	whether Becton Finance has a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require Becton Finance to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•	whether Becton Finance has an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that Becton Finance may have to redeem those debt securities rather than pay the additional amounts;
•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;
•	the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;
•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”;
•	the terms of the guarantees by the Guarantor, including any corresponding changes to the provisions of the Finance Indenture; and
•	any other terms of the debt securities of the series.

The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at Becton Finance’s option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the Finance Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.

Debt securities may be issued under the Finance Indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.

Consolidation, Merger and Sale of Assets

Under the Finance Indenture, Becton Finance and the Guarantor have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:

•	the surviving person is Becton Finance or the Guarantor; or
•	the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and expressly assumes by a supplemental indenture all of the obligations of Becton Finance under the debt securities and under the Finance Indenture; and
•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that Becton Finance has under the Finance Indenture and under the debt securities.

The Finance Indenture provides that the Guarantor will not consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:

•	the Guarantor is the surviving person; or
•	the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under the debt securities and under the Finance Indenture; and
•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that the Guarantor has under the Finance Indenture and under the debt securities.

Events of Default

The following are “events of default” under the Finance Indenture with respect to debt securities of any series:

•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any other of Becton Finance’s or the Guarantor’s obligations contained in the Finance Indenture, which default continues for 60 days after Becton Finance receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;
•	specified events of bankruptcy, insolvency or reorganization of Becton Finance or the Guarantor for the benefit of their respective creditors;
•	a guarantee of the Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or the Guarantor denies its liability under such guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Finance Indenture); or
•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require Becton Finance to repay immediately:

•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.

Becton Finance is required to furnish to the trustee annually an officer’s certificate as to its compliance with all conditions and covenants under the Finance Indenture. Becton Finance must notify the trustee within five days of any default or event of default.

The Finance Indenture provides that the trustee will, within 60 days after a responsible officer of the trustee receives written notice of the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “default” means any event which is, or after notice or passage of time would be, an event of default.

The Finance Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Subject to the further conditions contained in the Finance Indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:

•	in the payment of the principal of, or interest on, any debt security of that series; or
•	in respect of a covenant or provision of such Finance Indenture which cannot under the terms of the Finance Indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.

Guarantees

The Guarantor will fully and unconditionally guarantee all obligations of Becton Finance under the Finance Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.

The Guarantor may, without the consent of holders, assume all of the rights and obligations of Becton Finance under the Finance Indenture and the applicable debt securities if, after giving effect to such assumption, no default or event of default shall have occurred and be continuing. The Guarantor is required to assume all rights and obligations of Becton Finance under the Finance Indenture with respect to a series of debt securities if, upon a payment default by Becton Finance with respect to such series, the Guarantor is prevented by judicial proceeding from fulfilling its obligations under the guarantee with respect to such series of debt securities. Upon any such assumption by the Guarantor, the Guarantor will execute a supplemental indenture evidencing the assumption and Becton Finance shall be released from its liabilities as obligor on the applicable debt securities.

Covenants

The Guarantor has agreed to certain restrictions on its activities for the benefit of holders of the debt securities. Unless stated otherwise in an applicable prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. The definitions to define the capitalized words used in describing the covenants have been provided.

Definitions

“Attributable Debt” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor’s board of directors) compounded semi-annually.

“Consolidated Net Tangible Assets” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means (a) all indebtedness for money borrowed (including the debt securities of Becton Finance) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Guarantor’s board of directors expressed in a board resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.

Restrictions on Secured Debt

If the Guarantor or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, the Guarantor will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if the Guarantor chooses, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt.

However, the Guarantor may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and the Guarantor will exclude from its calculation of secured debt for the purposes of this restriction, debt secured by:

•	mortgages existing on properties on the date of the Finance Indenture;
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages;

•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary;
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
•	mortgages in favor of the Guarantor, Becton Finance or any Restricted Subsidiary;
•	mortgages in connection with the issuance of tax-exempt industrial development bonds;
•	mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances; and
•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.

Restrictions on Sale and Leasebacks

The Guarantor has agreed that it will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:

•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•	the Guarantor or any Restricted Subsidiary could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;
•	within 120 days after the sale or transfer, the Guarantor designates an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of:
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•	the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event the Guarantor or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions among Guarantor or a Restricted Subsidiary or any combination thereof.

Becton Dickinson Euro Finance S.à r.l. Business Activities

Becton Finance will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Modification and Waiver

Under the Finance Indenture, Becton Finance, the Guarantor and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:

•	evidence the succession of another corporation to Becton Finance or the Guarantor and the assumption of such party’s covenants by that successor;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	establish the forms and terms of the debt securities of any series;

•	provide for uncertificated or unregistered debt securities; or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the Finance Indenture.

Becton Finance, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the Finance Indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the Finance Indenture or modifying the rights of holders of debt securities under the Finance Indenture. However, without the consent of each holder of any debt security affected, Becton Finance, the Guarantor and the trustee may not amend or modify the Finance Indenture to:

•	change the stated maturity date of any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, or the rate of interest on, any debt security;
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the Finance Indenture or to waive compliance with certain provisions of the Finance Indenture;
•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default;
•	waive a default in the payment of principal of, or interest on, any debt security;
•	change any of the obligations of Becton Finance to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon Becton Finance;
•	release the Guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the Guarantor’s obligations thereunder other than in accordance with the provisions of the Finance Indenture; or
•	change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the Finance Indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance

As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “defeasance” means discharge from some or all of Becton Finance’s and the Guarantor’s obligations under the Finance Indenture. Unless the terms of the debt securities of any series provide otherwise, Becton Finance or the Guarantor may elect either:

•	to defease and be discharged from any and all obligations with respect to:
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•	to release any obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations (or foreign governmental obligations in the applicable currency, in the case of debt securities denominated in a currency other than U.S. dollars) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, Becton Finance or the Guarantor must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.

Becton Finance may exercise either defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Becton Finance exercises its defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If Becton Finance exercises its covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations (or foreign governmental obligations, in the case of debt securities denominated in a currency other than U.S. dollars) in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. Becton Finance will, however, remain liable for such payments at the time of the acceleration.

Governing Law

The Finance Indenture, the guarantees by the Guarantor and the debt securities are governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.

The Trustee

Becton Finance and BD maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers BD uses in connection with its share repurchase program.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in the applicable prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:

•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•	Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.
•	Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:

•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.

We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.

The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.

We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.

In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION

The issuers may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by the issuer;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If an issuer uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The issuers may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them by the applicable issuer. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

The applicable issuer may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from such issuer at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid by such issuer for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with one or both of the issuers to indemnification by such issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for such issuer and its affiliates in the ordinary course of business.

Each new series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for BD by Samrat S. Khichi, BD’s Executive Vice President and General Counsel, and particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.

EXPERTS

The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company's Annual Report (Form 10-K) for the year ended September 30, 2018, and the effectiveness of Becton, Dickinson and Company's internal control over financial reporting as of September 30, 2018, excluding the internal control over financial reporting of C.R. Bard, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of C.R. Bard, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

€

Becton Dickinson Euro Finance S.à r.l.

€                % Notes due 20
€                % Notes due 20
€                % Notes due 20
Fully and Unconditionally Guaranteed by

Becton, Dickinson and Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Goldman Sachs International	J.P. Morgan

The date of this prospectus supplement is          , 2019